QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Hovnanian Enterprises, Inc. (the "Company"), K. Hovnanian Enterprises, Inc. and certain subsidiaries of the Company for the registration of $500,000,000 of Preferred Stock, Class A Common Stock, Depositary Shares, Warrants to Purchase Preferred Stock, Warrants to Purchase Class A Common Stock, Warrants to Purchase Depositary Shares, Debt Securities, Warrants to Purchase Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Guaranteed Debt Securities and Guaranteed Warrants to Purchase Debt Securities and 15,286,624 shares of Class A Common Stock and to the incorporation by reference therein of our report dated December 10, 2004, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
June 21, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM